Exhibit 5.1

August 17, 2015

CYREN Ltd.
1 Sapir Road
5th Floor, Beit Ampa
P.O. Box 4014
Herzliya 46140, Israel

Ladies and Gentlemen:

We have acted as counsel to CYREN Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with (i) the Registration Statement on Form F-3 (File No. 333-196957) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) for the registration of, among other things, ordinary shares, par value NIS 0.15 per share (the “Ordinary Shares”), and (ii) the prospectus supplement, dated August 12, 2015 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of 7,666,665 Ordinary Shares (the “Shares”).  The Shares are to be sold pursuant to underwriting agreement (the “Underwriting Agreement”) by and between the Company and Craig-Hallum Capital Group LLC, dated August 12, 2015.

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, the Prospectus Supplement, the Underwriting Agreement, minutes of meetings of the Board of Directors and committees thereof, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.             The Company is a corporation validly existing under the laws of the State of Israel.

2.             The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions: we are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Yigal Arnon & Co.